SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 4, 2001


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      000-28926                54-1817218
       -------------                -------------             --------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation)                                              Identification No.)

                  400 Herndon Parkway, Herndon, Virginia 20176
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5.           Other Events

ePlus inc. announced by press release on October 9, 2001 that it had acquired SourceOne Computer Corporation ("SourceOne"), a technology sales and service company located in San Jose, California. The press release is attached hereto as
Exhibit 99 and incorporated by reference herein.

ePlus acquired SourceOne on October 4, 2001 pursuant to an Agreement and Plan of Reorganization by and among SourceOne, Robert Nash, Donna Nash, R. Wesley Jones, the shareholders of SourceOne, ePlus inc. and ePlus Technology, inc., dated as of October 2, 2001 (the "Agreement"). Pursuant to the Agreement, a newly formed wholly owned subsidiary of ePlus inc. merged with and into SourceOne, followed by the merger of SourceOne with and into ePlus Technology, inc., a wholly owned subsidiary of ePlus. Total consideration for the acquisition was $2,875,000 which consisted to $800,006 in cash and 274,999 in unregistered shares of ePlus inc. common stock.

Robert Nash and R. Wesley Jones agreed to remain with and operate the acquired business, and each entered into a three-year employment agreement with ePlus inc. Both the employment agreements and the Agreement and Plan of Reorganization include restrictions on their ability to compete with, and to solicit clients and employees from, ePlus inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed herewith:

Exhibit
Number            Description

2 Agreement and Plan of Reorganization by and among SourceOne Computer Corporation, Robert Nash, Donna Nash, R. Wesley Jones, the shareholders of SourceOne Computer Corporation, ePlus inc. and ePlus Technology, inc., dated as of October 2, 2001.

99 Press Release dated October 9, 2001 regarding the acquisition of SourceOne Computer Corporation by ePlus inc.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ePlus inc.


                                                  By: /s/ Steven J. Mencarini
                                                  ---------------------------
                                                  Steven J. Mencarini
Date: October 12, 2001                            Chief Financial Officer




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



                                  EXHIBIT INDEX

Exhibit
Number            Description

2 Agreement and Plan of Reorganization by and among SourceOne Computer Corporation, Robert Nash, Donna Nash, R. Wesley Jones, the shareholders of SourceOne Computer Corporation, ePlus inc. and ePlus Technology, inc., dated as of October 2, 2001.

99 Press Release dated October 9, 2001 regarding the acquisition of SourceOne Computer Corporation by ePlus inc.





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